EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149824, 333-137768, 333-128118, 333-118348, 333-106282, 333-101536, 333-69696, 333-45094 and 333-83153) of 4Kids Entertainment, Inc. of our reports dated March 13, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Eisner LLP

New York, New York

March 13, 2009